                                                                       Exhibit 4


                     VOTING AGREEMENT AND IRREVOCABLE PROXY



                          This Voting Agreement and Irrevocable Proxy (the
"Agreement") is entered into as of the 20th day of March, 1995, between KeyCorp, an Ohio corporation ("KeyCorp"), the shareholder ("Shareholder") of AutoFinance Group, Inc., a California corporation ("AFG"), executing this Agreement and identified on the last page hereof, and Frank Borman and A. E. Steinhaus, residents of the States of New Mexico and Illinois, respectively, each being a shareholder and a Director of AFG (the "Proxies" or each "Proxy").


                                    RECITALS

                          A.  The Shareholder owns or has the power to vote the
number of shares of Common Stock, no stated par value ("AFG Common Stock"), of AFG (the "AFG Shares") set forth opposite the Shareholder's signature on the last page of this Agreement.

                          B.  KeyCorp, KeyCorp Finance Inc., an Ohio
corporation and a wholly-owned subsidiary of KeyCorp ("KeySub"), and AFG intend to enter into an Agreement of Merger (such agreement as from time to time amended being herein the "Merger Agreement") on the date hereof, providing for the merger (the "Merger") of AFG with and into KeySub. Pursuant to the Merger Agreement, each outstanding share of AFG Common Stock will be converted into the right to receive between .50 and .60 Common Shares, with a par value of $1 each, of KeyCorp ("KeyCorp Common Stock") (depending on the market price of KeyCorp Common Stock during a specified measuring period), and cash in lieu of fractional shares. The Merger Agreement contains, among other things, representations and warranties of the parties with respect to the Merger and conditions precedent to the obligations of the parties to consummate the Merger.

                          C.  As an inducement to KeyCorp and KeySub to enter
into the Merger Agreement, the Shareholder has agreed to vote and to irrevocably appoint the Proxies and their successors as the Proxies of the Shareholder to vote, the AFG Shares in favor of the Merger.



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                                   AGREEMENTS

                          Accordingly, the parties hereto agree as follows:

                          1. AFG SHAREHOLDER VOTE.  The Shareholder agrees that
the AFG Shares shall be present in person or by proxy at each shareholder meeting or meetings of AFG held to consider and to vote upon the Merger or the Agreement of Merger and to vote the AFG Shares as follows:

                          (i) in favor of the adoption of the Merger Agreement and the approval of the Merger at each such shareholder meeting or meetings of AFG;

                          (ii) against the approval of any proposal relating to a competing merger or business combination involving an acquisition of AFG or the purchase of all or a substantial portion of the AFG Common Stock, the assets of AFG, or the assets or stock of any subsidiary of AFG by any person or entity other than KeyCorp or an affiliate of KeyCorp; and

                          (iii) against any other transaction which is inconsistent with the obligation of AFG to consummate the Merger in accordance with the Merger Agreement.

                          2. IRREVOCABLE APPOINTMENT OF PROXY.  In order to
secure for the benefit of KeyCorp the performance by the Shareholder of the Shareholder's duty, as set forth in Section 1, to vote the AFG Shares as specified in Section 1, the Shareholder hereby irrevocably (notwithstanding
Section 705(b), and in accordance with the last paragraph of Section 705(e), of the California General Corporate Law (the "CGCL")) appoints Frank Borman as his/her/its Proxy or, in the event of the death, incapacity or other event as a result of which Frank Borman is no longer able to serve as Proxy of the Shareholder, A. E. Steinhaus as his/her/its Proxy to vote the AFG Shares in accordance with the further provisions of this Agreement at any meeting of the shareholders of AFG from and after the date hereof until the termination of this Agreement as set forth in Section 4, and each of the Proxies accepts such appointment as the Proxy of the Shareholder and agrees to be present at each shareholder meeting or meetings of AFG held to consider and vote upon the Merger or the Agreement of Merger and to vote the AFG Shares in accordance with the





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provisions of this Agreement.  In the event of the death, incapacity, or any other event as a result of which neither of the Proxies shall be able to serve as Proxy of the Shareholder, KeyCorp may appoint one or more successor Proxies and give written notice of such appointment to the Shareholder.

                          3. LIMITATION ON VOTING POWER.  It is expressly
understood and acknowledged by the parties hereto that nothing contained herein is intended to restrict the Shareholder (if the Shareholder is also a director of AFG) from voting on any matter, or otherwise from acting, in the Shareholder's, capacity as a director of AFG with respect to any matter, including but not limited to, the general management or over-all operation of AFG.

                          4. TERMINATION.  Sections 1, 2, and 3 of this
Agreement shall terminate on a date (the "Termination Date") which shall be the earlier of (a) the date on which the Merger Agreement is terminated in accordance with the terms thereof, (b) the day after AFG's shareholders approve the Merger by the requisite vote (but only with respect to AFG Shares transfered as a gift to a charitable organization), and (c) the date on which the Merger is consummated.

                          5. REPRESENTATIONS, WARRANTIES, AND ADDITIONAL
COVENANTS OF THE SHAREHOLDER. The Shareholder hereby represents, warrants and covenants to KeyCorp and the Proxy that:

                          (a) the Shareholder has the capacity and all necessary power and authority to vote the AFG Shares;

                          (b) the appointment by the Shareholder of the Proxy is coupled with an interest and is irrevocable in accordance with the last paragraph of Section 705(e) of the CGCL, and this Agreement in that respect and otherwise constitutes a legal, valid, and binding obligation of the Shareholder enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally;

                          (c) except as provided in Section 6 hereof, prior to the Termination Date, the Shareholder will not sell or otherwise voluntarily dispose of any of the AFG Shares





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         which are owned by the Shareholder or take any voluntary action which would have the effect of removing the Shareholder's power to vote the AFG Shares or which would be inconsistent with this Agreement, and any additional AFG Shares acquired by the Shareholder in any manner shall, immediately upon such acquisition, be and remain subject to all the terms and provisions of this Agreement;

                          (d)  in the event that the Shareholder is a
         corporation, trust, partnership, fund, limited liability company, or other entity, (i) the Shareholder has the full corporate or other power and authority to enter into this Agreement without obtaining the consent, approval, or authorization of any other individual, government agency, or other party which has not already given such consent, approval, or authorization, (ii) the individual or individuals executing this Agreement on behalf of the Shareholder have been duly authorized to do so by all necessary corporate or other action, and (iii) the Shareholder has, if requested to do so by KeyCorp, delivered to KeyCorp the written opinion of its counsel or of Morgan, Lewis & Bockius to the effect of the preceding clauses (b),
         (d)(i), and (d)(ii) of this Section 5, such counsel (if selected by the Shareholder) and such opinion being reasonably satisfactory to KeyCorp; and

                          (e) the Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and will not resell any KeyCorp Common Stock received in the Merger except in compliance with applicable federal and state securities laws.

                          6. BENEFIT.  This Agreement shall be binding upon and
inure to the benefit of the parties hereto and their respective heirs, successors, and assigns (except in the case of the Proxy for which any succession shall be as provided in Section 2 of this Agreement). From and after the day AFG's shareholders approve the Merger by the requisite vote, the Shareholder may transfer all or part of his AFG Shares to any members of his immediate family, any of his lineal descendants or any trust for the benefit of any of them, PROVIDED, HOWEVER, that the recipient of the





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AFG Shares agrees, in a writing delivered to KeyCorp, to be bound by the provisions of Sections 1 and 2 hereof.

                          7. COUNTERPARTS.  This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original for all purposes, but such counterparts taken together shall constitute one and the same instrument.

                          8. SPECIFIC PERFORMANCE.  The parties hereto
acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the Shareholder and the Proxy shall be specifically enforceable and KeyCorp shall be entitled to injunctive and other equitable relief. The Shareholder and the Proxy each further agree to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that KeyCorp may have against the Shareholder or the Proxy for any failure to perform his, her, or its obligations under this Agreement.

                          9. DEFINED TERMS.  Capitalized terms not otherwise
defined herein shall have the meaning assigned to them in the Merger Agreement.

                          10.  GOVERNING LAW.  This Agreement shall be
construed and enforced in accordance with the laws of the State of California with respect to the appointment and authority of the Proxy as provided herein and otherwise in





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                          IN WITNESS WHEREOF, the parties hereto have executed
this Voting Agreement and Irrevocable Proxy as of the day and year first above written.

                                              [SHAREHOLDER]

                                              ________________________________

                                              ________________________________
                                              Print Name(s)

                                              No. of AFG
                                              Shares: ______ - owned
                                              Shares: ______ - owned by spouse
                                                      ______ - otherwise owned


                                              KEYCORP

                                              By:_____________________________

                                              Title:__________________________


                                              ________________________________
                                              Frank Borman

                                              ________________________________
                                              A. E. Steinhaus





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.

                                              INVEMED ASSOCIATES, INC.



                                              By:  /s/  Kenneth G. Langone
                                                 -------------------------
                                                 Kenneth G. Langone

                                              No. of AFG
                                              Shares: _______ - owned



                                                /s/  Kenneth G. Langone
                                              -----------------------------
                                              Kenneth G. Langone

                                              No. of AFG
                                              Shares: _______ - owned
                                              Shares: _______ - owned by spouse
                                                 _______ - otherwise owned



                                              KEYCORP


                                              By:  /s/  Andrew R. Tyson
                                                 -----------------------------
                                              Title: Senior Vice President


                                                /s/  Frank Borman
                                              --------------------------------
                                              Frank Borman


                                                /s/   A. E. Steinhaus
                                              --------------------------------
                                              A. E. Steinhaus





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.



                                              By: /s/  Bernard Marcus
                                              --------------------------------
                                              Bernard Marcus

                                              No. of AFG
                                              Shares: _______ - owned
                                              Shares: _______ - owned by spouse
                                                      _______ - otherwise owned



                                              KEYCORP


                                              By:   /s/  Andrew R. Tyson
                                                 -------------------------------
                                              Title: Senior Vice President


                                                 /s/  Frank Borman
                                              ---------------------------------
                                              Frank Borman


                                                 /s/  A. E. Steinhaus
                                              ----------------------------------
                                              A. E. Steinhaus





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.



                                              By:        /s/   Arthur M. Blank
                                              ---------------------------------
                                              Arthur M. Blank

                                              No. of AFG
                                              Shares: _______ - owned
                                              Shares: _______ - owned by spouse
                                                 _______ - otherwise owned



                                              KEYCORP


                                              By:   /s/  Andrew R. Tyson
                                                 -----------------------------
                                              Title: Senior Vice President


                                                /s/  Frank Borman
                                              --------------------------------
                                              Frank Borman


                                                 /s/  A. E. Steinhaus
                                              --------------------------------
                                              A. E. Steinhaus





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.


                                              QUANTUM PARTNERS LDC



                                              By:  /s/  Debbie Sharp
                                                 -----------------------------
                                              Title: Attorney-in-fact

                                              No. of AFG
                                              Shares: _______ - owned



                                              KEYCORP


                                              By:  /s/   Andrew R. Tyson
                                                 -------------------------------
                                              Title: Senior Vice President


                                                /s/  Frank Borman
                                              --------------------------------
                                              Frank Borman


                                                /s/  A. E. Steinhaus
                                              --------------------------------
                                              A. E. Steinhaus





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.



                                              By:   /s/  Stephen Levin
                                              ---------------------------------
                                              Stephen Levin

                                              No. of AFG
                                              Shares: _______ - owned
                                              Shares: _______ - owned by spouse
                                                 _______ - otherwise owned



                                              KEYCORP


                                              By:   /s/   Andrew R. Tyson
                                                 -------------------------------
                                              Title: Senior Vice President


                                                /s/  Frank Borman
                                              ----------------------------------
                                              Frank Borman


                                                /s/  A. E. Steinhaus
                                              ----------------------------------
                                              A. E. Steinhaus





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.



                                              By:  /s/   Arthur B.  Calcagnini
                                              ---------------------------------
                                              Arthur B. Calcagnini

                                              No. of AFG
                                              Shares: _______ - owned
                                              Shares: _______ - owned by spouse
                                                 _______ - otherwise owned



                                              KEYCORP


                                              By:  /s/  Andrew R. Tyson
                                                 -------------------------------
                                              Title: Senior Vice President


                                                /s/  Frank Borman
                                              ----------------------------------
                                              Frank Borman


                                                /s/  A. E. Steinhaus
                                              --------------------------------
                                              A. E. Steinhaus





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.



                                              By:  /s/  W. Robert Lappin
                                              ------------------------------
                                              W. Robert Lappin

                                              No. of AFG
                                              Shares: _______ - owned
                                              Shares: _______ - owned by spouse
                                                 _______ - otherwise owned



                                              KEYCORP


                                              By:  /s/  Andrew R. Tyson
                                                 ------------------------------
                                              Title: Senior Vice President


                                                /s/  Frank Borman
                                              --------------------------------
                                              Frank Borman


                                                /s/  A. E. Steinhaus
                                              ---------------------------------
                                              A. E. Steinhaus





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.



                                              By:  /s/  Peter S. Gold
                                              ----------------------------
                                              Peter S. Gold

                                              No. of AFG
                                              Shares: _______ - owned
                                              Shares: _______ - owned by spouse
                                                 _______ - otherwise owned



                                              KEYCORP


                                              By:  /s/  Andrew R. Tyson
                                                 ------------------------------
                                              Title: Senior Vice President


                                                /s/   Frank Borman
                                              ---------------------------------
                                              Frank Borman


                                                /s/  A. E. Steinhaus
                                              --------------------------------
                                              A. E. Steinhaus





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.

                                              SPSP CORPORATION



                                              By:  /s/  Gary E. Erlbaum
                                                 ------------------------------
                                                 Gary E. Erlbaum

                                              No. of AFG
                                              Shares: _______ - owned



                                                /s/  Gary E. Erlbaum
                                              ---------------------------------
                                              Gary E. Erlbaum

                                              No. of AFG
                                              Shares: _______ - owned
                                              Shares: _______ - owned by spouse
                                                 _______ - otherwise owned



                                              KEYCORP


                                              By:  /s/  Andrew R. Tyson
                                                 -----------------------------
                                              Title: Senior Vice President


                                                /s/  Frank Borman
                                              ----------------------------------
                                              Frank Borman


                                                /s/  A. E. Steinhaus
                                              --------------------------------
                                              A. E. Steinhaus





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accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

                                        IN WITNESS WHEREOF, the parties hereto
have executed this Voting Agreement and Irrevocable Proxy as of the day and year first above written.

                                       W.M. KECK TRUST F/B/O
                                         WILLAMETTA-MYRON KECK


                                       By:  /s/  Robert A. Day
                                          ____________________________
                                          Robert A. Day

                                       No. of AFG
                                       Shares: _______ - owned


                                       ALICE B. KECK F/B/O ALICE BERTAKECK


                                       By:  /s/  Robert A. Day
                                          ____________________________
                                          Robert A. Day

                                       No. of AFG
                                       Shares: _______ - owned


                                       W.M. THEODORE TRUST


                                       By:  /s/  Robert A. Day
                                          ____________________________
                                          Robert A. Day

                                       No. of AFG
                                       Shares: _______ - owned

                                       WILLIAMETTA KECK DAY FOUNDATION


                                       By:  /s/  Robert A. Day
                                          ____________________________
                                          Robert A. Day

                                       No. of AFG
                                       Shares: _______- owned








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                                              By:  /s/  Robert A. Day
                                               ______________________________
                                               Robert A. Day

                                              No. of AFG
                                              Shares: _______ - owned
                                              Shares: _______ - owned by spouse
                                                 _______ - otherwise owned



                                              KEYCORP


                                              By:  /s/  Andrew R. Tyson
                                               ______________________________
                                              Title: Senior Vice President


                                                /s/  Frank Borman
                                               ______________________________
                                              Frank Borman


                                                /s/  A. E. Steinhaus
                                               ______________________________
                                              A. E. Steinhaus





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